UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2018

Grey Fox Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55540	99-0373721
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

118 W. Streetsboro Road, #317 Hudson, Ohio	44,236
(Address of principal executive offices)	(Zip Code)

330.697.8548
Registrant's telephone number, including area code

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.01.	Changes in Officer(s) of Registrant.

On September 21, 2018, Daniel Sobolewski, CEO of Grey Fox Holdings, Corp. (the “Company”) resigned from his positions as CEO, Officer of the Company. Simultaneously Clinton Wise accepted his position as CEO, Officer of the Company.

On September 21, 2018 The Company’s Board of Directors accepts Daniel Sobolewski’s resignation as CEO, Officer of the Company.

Furthermore, the Company’s Board of Directors appoints Clinton Wise as CEO, Officer of the Company.

On September 21, 2018, the Board of Directors (the “Board”) of Grey Fox Holdings Corp. (“GFOX” or the “Company”) accepted the resignation of Zoran Cvetojevic as Company Secretary and Board Member and fresignation of Jelena Cvetojevic as Treasurer and Board Member.

On September 21, 2018 , the Board of Directors (the “Board”) of Grey Fox Holdings Corp. (“GFOX” or the “Company”) accepted the resignation of Andrea Zecevic and Bopuvr.com as the company Comptroller.

Change Of Address:

The Company new address is 1118 W. Streetsboro Road, #317 Hudson, Ohio 44236

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grey Fox Holdings Corp.

Date: September 21, 2018	By: /s/ Daniel Sobolewski
Name: Daniel Sobolewski
Title: Resigning, Chief Executive Officer

By: /s/ Clinton Wise
Name: Clinton Wise
Title: Appointed, Chief Executive Officer

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